FOR IMMEDIATE RELEASE:

Contacts:	Alan Caminiti 914-701-8400 (Media)
Dan Loh 914-701-8210 (Investors)

Atlas Air Worldwide Holdings, Inc.
Receives Wells Notice From SEC
Regarding the Period 1999 to 2002

Purchase, N.Y., November 4, 2004 - Atlas Air Worldwide Holdings, Inc. (AAWW) (OTC: AAWWV.PK), a leading provider of global air cargo services, has been notified by the staff of the Securities and Exchange Commission (SEC) that the staff is considering recommending to the SEC that it bring a civil action against AAWW alleging that AAWW violated certain financial reporting provisions of the federal securities laws from 1999 through 2002. The staff’s notification, commonly referred to as a “Wells Notice,” arises out of the SEC’s investigation into AAWW that commenced in October 2002.

Under the SEC procedures, before the staff can make any formal recommendation regarding what action, if any, should be brought by the SEC, AAWH has the opportunity to make a submission to the staff outlining why it believes any proposed enforcement action should not be brought. AAWW is currently engaged in discussions with the SEC staff regarding the Wells Notice and the possible resolution of this matter, and continues to cooperate fully with the SEC in respect of its investigation.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft. Atlas is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves substantially all major trade lanes of the world. Through both of its principal subsidiaries, AAWW also provides commercial and military charter services.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the ability of the companies to continue as going concerns; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; the market acceptance of AAWW’s new common stock; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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